UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 13, 2006 ebank Financial Services, Inc.
(Exact name of registrant as specified in its charter)

GEORGIA	000-24043	58-2349097
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
2410 Paces Ferry Road, Suite 190
Atlanta Georgia 30339
(Address of Principal Executive
Offices) (Zip Code)
(770) 863-9225
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
The incentive cash bonus arrangement for Lucien J. Barrette, President of ebank Mortgage, LLC, a majority owned subsidiary of ebank, a wholly owned bank subsidiary of ebank Financial Services, Inc. (the “Company”) terminated pursuant to its terms upon the resignation of Mr. Barrette as President of ebank Mortgage. The termination of the incentive cash bonus arrangement is effective as of October 13, 2006, the date Mr. Barrette resigned as President of ebank Mortgage. Pursuant to the terms of the incentive cash bonus arrangement, ebank Mortgage is required to pay Mr. Barrette incentive compensation earned by him through the termination date of the incentive arrangement, amounting to approximately $5,628.
Item 3.02. Unregistered Sales of Equity Securities.
Since August 26, 2006 and through October 13, 2006, ebank Financial Services, Inc. (the “Company”) has issued an aggregate of 254,960 shares of its common stock to twenty (20) holders of the Company’s Series A preferred stock upon their conversion of such shares to common stock pursuant to the one-for-one conversion ratio of the of Series A preferred stock.
The issuance of these 254,960 shares of common stock in connection with the conversion transactions described above was made pursuant to an exemption from registration contained in Section 3(a)(9) of the Securities Act.
As described in more detail below under Item 7.01, the Company elected to pay the cumulative but unpaid dividends related to such Series A preferred stock in cash pursuant to the terms of the Series A preferred stock designations.
As of October 13, 2006, the Company had 7,208,427 shares of common stock issued and outstanding.
Item 7.01. Regulation FD Disclosure.
ebank, the Company’s wholly owned bank subsidiary, recently received approval from the Office of Thrift Supervision (the “OTS”) of its application filed with the OTS permitting ebank to declare a cash dividend to the Company in an amount sufficient to fund the dividend related to the shares of Series A preferred stock recently tendered to the Company for conversion. Accordingly, the Company paid an aggregate of $414,431.92 related to an aggregate of 587,028 shares of Series A preferred stock tendered to the Company for conversion between July 31, 2006 and October 13, 2006 in satisfaction of the cumulative but unpaid dividends related to such shares.
Additionally, effective as of October 13, 2006, Lucien J. Barrette resigned as President of ebank Mortgage. James L. Box will serve as interim President of ebank Mortgage while the Company seeks a replacement for Mr. Barrette.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ebank Financial Services, Inc.
Date: October 18, 2006	By:	/s/ James L. Box
James L. Box
President and Chief Executive Officer